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                                                                    EXHIBIT 4.10

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                             UTILITY PROPANE COMPANY

                       PURSUANT TO SEC. 14A:9-2(4) OF THE

                      NEW JERSEY BUSINESS CORPORATION ACT.

                                    * * * * *

         UTILITY PROPANE COMPANY, a corporation of the State of New Jersey, does hereby certify that:

         (a) The name of the corporation is:

             UTILITY PROPANE COMPANY

         (b) On October 26, 1989 the directors did, by resolution, amend the Certificate of Incorporation by eliminating the present Article "FIRST" and substituting in place thereof the following:

             "FIRST: The name of the corporation is:

             PROLIQ, INC."

         (c) On October 26, 1989, the aforesaid amendment to the Certificate of Incorporation was unanimously consented to by the shareholders of the corporation, pursuant to Sec. 14A:5-6(1) of the New Jersey Business Corporation Act.

         (d) On October 26, 1989, three thousand (3,000) shares of the capital stock of UTILITY PROPANE COMPANY were outstanding, were entitled to vote and were voted for the aforesaid amendment of the Certificate of Incorporation.

         IN WITNESS WHEREOF UTILITY PROPANE COMPANY has executed this certificate this 9th day of November, 1989.

                                              UTILITY PROPANE COMPANY



                                              By: /s/ JAMES W. CHRISTMAS
                                                 -------------------------------
                                                 JAMES W. CHRISTMAS,
                                                 Vice President